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                                                                    EXHIBIT (21)

                         SUBSIDIARIES OF THE REGISTRANT

SUBSIDIARIES OF THE COMPANY:

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
                                        PLACE OF                PERCENT OF VOTING SECURITIES
NAMES OF SUBSIDIARY                     INCORPORATION                    OWNED BY REGISTRANT
-------------------                     -------------           ----------------------------
Beagen Street Corporation               Delaware                                         100
Flagg Bros. of Puerto Rico, Inc.        Delaware                                         100
GCO Properties, Inc.                    Tennessee                                        100
Genesco Brands, Inc.                    Delaware                                         100
Genesco Global, Inc.                    Delaware                                         100
Genesco Merger Company Inc.             Tennessee                                        100
Genesco Netherlands BV                  Netherlands                                      100
Genesco Virgin Islands                  Virgin Islands                                   100
Genesco World Apparel, Ltd.             Delaware                                         100
Hat World Corporation                   Delaware                                         100
GCO Canada Inc.                         Canada                                           100
Hat World, Inc.                         Minnesota                                        100
Hatworld.com, Inc.                      South Dakota                                     100